Exhibit 10.1

WARRANT EXERCISE AND AMENDMENT TO NOTES AND WARRANT AGREEMENT

THIS WARRANT EXERCISE AND AMENDMENT TO NOTES AND WARRANT AGREEMENT (this “Agreement”), dated as of June 1, 2025, is made by and among BranchOut Food Inc., a Nevada corporation (the “Company”), and Kaufman Kapital LLC (“Kaufman Kapital”).

RECITALS

WHEREAS, Kaufman Kapital is the holder of a (i) 12% Senior Secured Convertible Promissory Note of the Company in the original principal amount of up to $3,400,000, dated as of July 15, 2024 (the “Convertible Note”), (ii) Senior Secured Promissory Note of the Company in the original principal amount of $1,200,000, dated as of August 29, 2024 (the “Secured Note” and together with the Convertible Note, the “Notes”), (iii) warrant to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $1.00 per share, dated July 15, 2024 (the “$1.00 Warrant”), and (iv) warrant to purchase 500,000 shares of the Company’s common stock at an exercise price of $1.50 per share, dated July 15, 2024 (the “$1.50 Warrant”).

WHEREAS, the Company and Kaufman Kapital desire to extend the exercise period of the $1.50 Warrant in consideration of Kaufman Kapital’s exercise of the $1.00 Warrant, and the extension of the maturity date of the Notes, in the manner, and on the terms and conditions, provided for herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments.

(a) $1.50 Warrant Expiration Date. Subject to Kaufman Kapital’s exercise of the $1.00 Warrant pursuant to the Section 2 below, the “Expiration Date” as set forth in Section 5 of the $1.50 Warrant is hereby amended by replacing “December 31, 2025” with “December 31, 2026”.

(b) Extension of Maturity Date of the Convertible Note. The definition of the “Maturity Date” as set forth in the Convertible Note is hereby amended by replacing “December 31, 2025” in the first paragraph of the Convertible Note with “December 31, 2026” .

(c) Extension of Maturity Date of Secured Note. The definition of the “Maturity Date” as set forth in the Secured Note is hereby amended by replacing such definition with “December 31, 2025” .

2. Exercise of $1.00 Warrant. Kaufman Kapital hereby covenants and agrees to exercise the $1.00 Warrant in full on a cash basis for 1,000,000 shares of the Company’s common stock, for an aggregate exercise price of $1,000,000 to be paid to the Company no later than June 16, 2025.

3. Prepayment of Convertible Note. Subject to Kaufman Kapital’s compliance with Section 2 above, the Company covenants and agrees that unless otherwise agreed to by Kaufman Kapital, (i) the Company shall not repay any amounts outstanding under the Convertible Note prior to the date the same become due and payable if at the time of such proposed repayment any amounts are outstanding under the Secured Note or any other non-convertible notes of the Company (excluding notes issued pursuant to equipment financing), and (ii) in no event shall the Company prepay more than $2,400,000 of principal outstanding under the Convertible Note prior to September 30, 2026.

4. No Other Amendments. Except as expressly provided herein, the Notes and the Warrants shall be unmodified and shall continue to be in full force and effect in accordance with their terms.

5. Governing Law. The laws of the State of Nevada shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement.

6. Counterparts. This Agreement be executed by the parties hereto in separate counterparts, which taken together shall be deemed to constitute one and the same instrument.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

BRANCHOUT FOOD INC.

By:	/s/ Eric Healy
Name:	Eric Healy
Title:	Chief Executive Officer

KAUFMAN KAPITAL, LLC

By:	Daniel L. Kaufman
Name:	Daniel L. Kaufman
Title:	Managing Member

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